EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated May 28, 2010, with respect to the consolidated financial statements and schedule of STERIS Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of STERIS Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2010 in the following Registration Statements and in the related Prospectuses:

Registration Number	Description

333-65155	Form S-8 Registration Statement – STERIS Corporation 1998 Long-Term Incentive Compensation Plan

333-32005	Form S-8 Registration Statement – STERIS Corporation 1997 Stock Option Plan

333-06529	Form S-3 Registration Statement – STERIS Corporation

333-01610	Post-effective Amendment to Form S-4 on Form S-8 – STERIS Corporation

33-91444	Form S-8 Registration Statement – STERIS Corporation 1994 Equity Compensation Plan

33-91442	Form S-8 Registration Statement – STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan

33-55976	Form S-8 Registration Statement – STERIS Corporation 401(k) Plan

333-09733	Form S-8 Registration Statement – STERIS Corporation 401(k) Plan

333-101308	Form S-8 Registration Statement – STERIS Corporation 2002 Stock Option Plan

333-91302	Form S-8 Registration Statement – Nonqualified Stock Option Agreement between STERIS Corporation and Mark D. McGinley

333-137167	Form S-8 Registration Statement – STERIS Corporation Deferred Compensation Plan

333-136239	Form S-8 Registration Statement – STERIS Corporation 2006 Long-Term Equity Incentive Plan

/S/    ERNST & YOUNG LLP

Cleveland, Ohio

May 28, 2010

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